UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

Carrier EQ, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56037	37-1981503
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

186 Lincoln Street, Third Floor, Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 841-7207

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Carrier EQ, LLC (the “Company”) is a wholly-owned subsidiary of Lake Niassa Empreendimentos e Participacões Ltda., a limited liability company duly organized under the laws of the Federative Republic of Brazil ("Lake Niassa") that is, in turn, wholly-owned by Via Varejo S.A., a corporation organized under the laws of the Federative Republic of Brazil ("Via Varejo"). Lake Niassa is the sole manager of the Company.

On May 25, 2021 Lake Niassa appointed Lisbeth Reimer to serve as the Company’s Principal Executive Officer and Principal Financial Officer commencing on May 25, 2021. As the Company’s Principal Executive Officer and Principal Financial Officer, Ms. Reimer will be responsible for overseeing the Company’s implementation of its business plan, financial reporting, and all other finance functions of the Company and all of the Company’s subsidiaries.

Upon the commencement of Ms. Reimer’s appointment, Victor Santos, the Company’s then-current Principal Executive Officer, stepped down from his role as Chief Strategy Officer and Douglas de Carvalho Lopes, the Company’s then-current Principal Financial Officer, stepped down from his role as the Company’s Chief Financial Operating Officer.

Ms. Reimer was appointed the Company’s Principal Executive Officer and Principal Financial Officer by Lake Niassa at the direction of Via Varejo. There is no family relationship between Ms. Reimer and any manager, executive officer, or person nominated or chosen by the Company to become a manager or executive officer of the Company. The Company has not entered into any transactions with Ms. Reimer that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Ms. Reimer, age 48, has over twenty (20) years of management, finance, and accounting experience. Since November 2020, Ms. Reimer has been serving as the Finance Executive Officer of banQi Instituição de Pagamento Ltda, a limited liability company organized under the laws of the Federative Republic of Brazil (“banQi”) and 99,99% owned by the Company, where she is responsible for Treasury, Accounting and FP&A. She will continue in this position with banQi while performing her duties as the Company’s Principal Executive Officer and Principal Financial Officer. From September 2018 to November 2020, she served as an associated consultant at Symnetics, a business consulting firm in Sao Paulo, SP, Brazil, where she participated in strategic planning projects, and from April 2016 to May 2018, Ms. Reimer was the Finance Director at Autopass, an electronic ticket operator in Sao Paulo, SP, Brazil, where she was responsible for Treasury, Accounting and FP&A.

Ms. Reimer’s current written employee agreement with banQi includes her duties as the Company’s Principal Executive Officer and Principal Financial Officer, and Ms. Reimer will be fully compensated by banQi in Brazil, including her base salary and annual bonuses, which will be determined by banQi. A copy of Ms. Reimer’s employee agreement with banQi, is attached as Exhibit 10.1 to this Current Report Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Employee Agreement - Lisbeth Reimer

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrier EQ, LLC

Date: May 27, 2021	By:	/s/ Lisbeth Reimer
Lisbeth Reimer
Principal Executive Officer